Exhibit 23



                  Consent of Independent Public Accountants

To Thermedics Detection Inc.:

      As independent public accountants, we hereby consent to the inclusion herein of our reports for Thermedics Detection Inc. dated July 17, 1998, and for Orion Research Inc. dated April 27, 1998, included in or made part of this Form 8-K/A.


                                                   Arthur Andersen LLP




Boston, Massachusetts
July 17, 1998